                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Century Communications Corp.

We consent to the incorporation by reference in Century Communications Corp.'s Registration Statement Nos. 333-24617 and 333-43863 on Form S-3, Registration Statement Nos. 33-50769, 33-50767, 33-56375, 33-56383, 33-10947, 33-23690,
33-34388, 333-51345, 33-34387, 33-23718, 33-23717, and 33-13126 on Form S-8, and
333-47161 on Form S-4, of our report dated July 29, 1999, appearing in this Annual Report on Form 10-K of Century Communications Corp. for the year ended May 31, 1999.


DELOITTE & TOUCHE LLP

Stamford, Connecticut
August 6, 1999